UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2005

BEESTON ENTERPRISES LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-103621	88-04360717
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

#200-1687 West Broadway, Vancouver, B.C., Canada V6J 1X2

(Address of principal executive offices)

Registrant's Telephone Number, including area code: 604-738-1143

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 8 - Other Events

Item 8.01 Other Events

Beeston Enterprises Ltd is pleased to announce that it has entered into a Letter of Intent ("LOI") with an Italian corporation. The LOI provides that upon execution of a definitive agreement, Beeston will own the world-wide proprietary rights (excluding Italy) to certain bioelectrical/bioresonance, controlled medical diagnostic and treatment technology. Bioresonance therapy consists of various methods of application of certain frequencies or magnetic fields to the body for treatment of various illness and diseases. Beeston has investigated the technology, and management believes that it could provide breakthrough diagnostic and treatment capability. Beeston will be required to meet certain financing and business plan thresholds at the time of the signing of a definitive agreement, which management believes could occur within the next few months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Brian Smith

Brian Smith, President